UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Charter to Acquire Bright House Networks for $10.4 Billion

Stamford, Connecticut and Syracuse, New York – March 31, 2015 – Charter Communications, Inc. (NASDAQ: CHTR) and its subsidiary, CCH I, LLC (together, the “New Charter” or “Charter”)1 and Advance/Newhouse Partnership (the parent company of Bright House Networks, LLC) today announced that the companies have reached a definitive agreement (the “Agreement”) whereby Charter will acquire Bright House Networks (“Bright House”) for $10.4 billion. Bright House is the sixth largest cable operator in the United States, and serves approximately 2 million video customers in central Florida including Orlando and Tampa Bay, as well as Alabama, Indiana, Michigan, and California.

The business will be conducted through a partnership (the “Partnership”) of which Charter will own 73.7%, and of which Advance/Newhouse will own 26.3%. The consideration to be paid to Advance/Newhouse by New Charter will include common and convertible preferred units in the Partnership, in addition to $2 billion in cash. The partnership units owned by Advance/Newhouse will be exchangeable for common shares of New Charter. The deal is subject to several conditions, including Charter shareholder approval, the expiration of Time Warner Cable’s right of first offer for Bright House, the close of Charter’s previously-announced transactions with Comcast and regulatory approval.

Tom Rutledge, President and CEO of Charter Communications said, “Bright House Networks provides Charter with important operating, financial and tax benefits, as well as strategic flexibility. Bright House has built outstanding cable systems in attractive markets that are either complete, or contiguous with the New Charter footprint. This acquisition enhances our scale, and solidifies New Charter as the second largest cable operator in the US. I look forward to working with the Bright House team, whom we have known for years, in delivering great products and services to grow our market share.”

Steven Miron, Chief Executive Officer of Bright House Networks said, “We are excited about our transaction with Charter. At Bright House Networks, we are very proud of what we have achieved - from the quality of our infrastructure to the level of service our employees provide to customers every day. We share the same vision for the future of our business as Tom and the Charter leadership team, which is to gain market share by offering customers competitive products and excellent service at a tremendous value. Also, our family has known and worked with Tom Rutledge for more than 20 years. Tom managed cable systems that were part of our partnership with Time Warner Cable prior to the formation of Bright House Networks. We think the combination with Charter gives our employees, our customers and Advance/Newhouse the strongest prospects for the future.”

Pursuant to the Agreement, New Charter and Advance/Newhouse will form the Partnership utilizing an existing subsidiary of Charter Communications Holding Company, LLC, a partnership subsidiary of Charter. New Charter will contribute 100% of its assets into the Partnership, and Advance/Newhouse will contribute 100% of Bright House’s assets into the Partnership. In exchange for its contribution, Advance/Newhouse will receive $5.9 billion of exchangeable common partnership units, and $2.5 billion of convertible preferred partnership units which will pay a 6% coupon. The common and convertible preferred partnership units are each exchangeable into New Charter Class A common stock, with 34.3 million common units priced at $173.00 (the “Reference Price”) per share. The Reference Price negotiated with Advance/Newhouse represents the 60-day Charter volume weighted average price as of March 27, 2015, and adjusted from March 12, 2015. The 10.3 million preferred partnership units will be convertible at $242.19, a 40% premium to the Reference Price. Advance/Newhouse will also receive $2 billion in cash and will receive governance rights reflecting its economic ownership in the partnership through a new class of shares at New Charter.

In addition, Liberty Broadband Corporation (“Liberty Broadband”) has agreed to purchase, upon closing of the Bright House transaction, $700 million of newly issued New Charter shares at the Reference Price. On an as-converted basis of its exchangeable partnership units, and including the impact of both the issuance of shares to acquire 33% of GreatLand Connections Inc. and Liberty Broadband’s purchase of new shares, Advance/Newhouse is expected to own 26.3% of New Charter’s outstanding common shares, and it is expected that

Liberty Broadband’s equity ownership will represent 19.4% of New Charter’s outstanding common shares. In connection with the transaction, Advance/Newhouse has agreed to grant Liberty Broadband a voting proxy on its shares, capped at 6%, for the five years following the close of the transaction, such that Liberty Broadband would have total voting power of an anticipated 25.01% at closing. The proxy excludes votes on certain matters.

Upon closing, a new shareholder’s agreement (the “Shareholder’s Agreement”) with Advance/Newhouse and Liberty Broadband will become effective. Under the new agreement, Advance/Newhouse and Liberty Broadband will be granted preemptive rights, allowing each to maintain their pro rata ownership in New Charter. The Shareholder’s Agreement also provides for voting caps and required participation in buybacks at specified acquisition caps, and stipulates transfer restrictions among other shareholder governance matters.

At the close of the transaction, New Charter’s Board of Directors will consist of 13 directors, including three directors designated by Advance/Newhouse and three directors designated by Liberty Broadband.

Goldman Sachs and LionTree Advisors are serving as financial advisors to Charter in connection with this transaction. Wachtell, Lipton, Rosen & Katz is acting as counsel to Charter and Kirkland & Ellis LLP is advising Charter on financing.

UBS Investment Bank is serving as exclusive financial advisor to Advance/Newhouse Partnership and Bright House Networks LLC, and Sabin, Bermant & Gould LLP and Sullivan & Cromwell LLP are acting as legal advisors.

Teleconference and Webcast for Financial Community

Charter will host a conference call on Tuesday, March 31, 2014 at 10:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via Charter’s website at charter.com. The webcast can be accessed by selecting “Investor & News Center” from the lower menu on the home page. The call will be archived in the “Investor & News Center” in the “Financial Information” section on the left beginning two hours after completion of the call. Participants should go to the webcast link no later than 10 minutes prior to the start time to register.

Those participating via telephone should dial 866-919-0894 no later than 10 minutes prior to the call. International participants should dial 706-679-9379. The conference ID code for the call is 18793992. A replay of the call will be available at 855-859-2056 or 404-537-3406 beginning two hours after the completion of the call through the end of business on April 30, 2015. The conference ID code for the replay is 18793992.

About Charter

Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

About Bright House Networks

Bright House Networks is the sixth largest owner and operator of cable systems in the U.S. and the second largest in Florida, with technologically advanced systems located in five states including Florida, Alabama, Indiana, Michigan and California and two of the top 20 DMAs. Bright House Networks serves approximately 2.5 million customers who subscribe to one or more of its video, high-speed data, home security and automation and voice services. The company also offers a strong portfolio of customizable, advanced business solutions for video, voice, data, cloud-based and managed services. The company is MEF-certified and also recently received the Cisco® Master Service Provider Certification under the Cisco Cloud and Managed Service Program, the first cable operator in the United States to achieve this designation. Bright House Networks also owns and operates exclusive, award-winning, local news and sports channels in its Florida markets. For more information about Bright House Networks, or our products and services, visit brighthouse.com.

# # #

Charter Contacts:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

Bright House Contact:

Media:

Kimberly Maki

407-210-3177

[1]	In connection with the closing of the transactions with Comcast, Charter will undergo a tax-free reorganization that will result in a current subsidiary of Charter, CCH I, LLC (“New Charter”) becoming the new holding company owning 100% of Charter. The terms Charter and New Charter are used interchangeably throughout this release.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Charter Communications, Inc. (“Charter”), expects to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the transactions referred to in this material. INVESTORS AND SECURITY HOLDERS OF CHARTER ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Charter will be available free of charge on Charter’s website at charter.com, in the “Investor and News Center” near the bottom of the page, or by contacting Charter’s Investor Relations Department at 203-905-7955.

Charter and certain of its directors and executive officers may be considered participants in any solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Charter is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 18, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between Bright House and Charter, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the respective companies and products, and any other statements regarding Bright House’s and Charter’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transaction; the risk that a condition to closing the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; Charter’s ability to achieve the synergies and value creation contemplated by the proposed transaction; Charter’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; and the diversion of management time on transaction-related issues. Additional information concerning these and other factors can be found in Charter’s filings with the SEC, including its most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Charter assumes no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Charter to Acquire Bright House Networks: Driving Scale and Strategic Flexibility
March 31, 2015

Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and
Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:
Risks Related to Bright House Networks, LLC. (“Bright House”) and Comcast Corporation (“Comcast”) Transactions the ultimate outcome of the proposed transaction between us and Bright House including the possibility that such transaction may not occur if closing conditions are not satisfied; the ultimate outcome of the proposed transactions between us and Comcast including the possibility that such transactions may not occur if closing conditions are not satisfied; if any such transactions were to occur, the ultimate outcome and results of integrating operations and application of our ope rating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential programming dis -synergies; the impact of the proposed transactions on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transactions; the increase in indebtedness as a result of the proposed transactions, which will increase interest expense and may decrease our operating flexibility;
Risks Related to Our Business our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, part icularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures; the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, video provided over the Internet and providers of advertising over the Internet; general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the hous ing sector; our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of high er programming costs (including retransmission consents); the development and deployment of new products and technologies;
the effects of governmental regulation on our business or potential business combination transactions;
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;
and our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured i n a timely manner, could trigger a default of our other obligations under cross-default provisions.
All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

2

Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitati on of any vote or approval. Charter
Communications, Inc. (“Charter”), expects to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the transactions referred to in this material. INVESTORS AND SECURITY HOLDERS OF CHARTER ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Charter will be available free of charge on Charter’s website at charter.com, in the “Investor and News Center” near the bottom of the page, or by contacting Charter’s Investor Relations Department at 203-905-7955.
Charter and certain of its directors and executive officers may be considered participants in any solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Charter is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 18, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the p articipants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.
New Charter
In connection with the closing of the transactions with Comcast, Charter will undergo a tax-free reorganization that will result in a current subsidiary of Charter, CCH I, LLC (“New Charter”) becoming the new holding company owning 100% of Charter. The terms Charter and New Charter are used interchangeably throughout this presentation.

3

Thomas M. Rutledge President and CEO 4

Rationale and Benefits

Scale	Adds ~2 million video customers to "New Charter" in growing markets that are either complete, or contiguous with the New Charter and GreatLand footprints
Accretive to Shareholders	• $10.4 billion purchase price = 7.6x[1)] 2014 pro forma Bright House Networks EBITDA[2)] multiple and well under 7x including synergies and tax benefits • Consideration: $2.0 billion in cash, $2.5 billion[3)] of convertible preferred partnership units, and $5.9 billion[4)] of common partnership units
Governance Structure	• New investment from long-term cable investors • Partnership structure with tax benefits • 13-director board, with 3 directors nominated by Liberty Broadband and 3 directors nominated by Advance/Newhouse
Strategic Flexibility	Resulting scale and balance sheet provide significant strategic and financial flexibility for Charter

1) $10.444 billion purchase price divided by 2014 pro forma Bright House EBITDA of $1.374 billion which conforms to regulation S-X, is defined on slide 19 and is reconciled to net income on slide 21. Purchase price of $10.444 billion includes an estimated $50 million in value associated with Bright House Networks equity investments.
2) Pro forma EBITDA is defined in the "Use of Non-GAAP Financial Metrics" section and is reconciled to net income (loss) and net cash flows from operating activities in the appendix.
3) 10.3 million Preferred Partnership Units convertible into Charter common stock, as-if converted, at a conversion price $242.19.
4) 34.3 million Common Partnership Units, multiplied by the Reference Price ($173.00), negotiated with Advance/Newhouse, representing the 60-day Charter volume weighted average price as of March 27, 2015, and adjusted from March 12, 2015.

Charter COMMUNICATIONS
5
bright house NETWORKS

Footprint Pro Forma for Comcast & Bright House Transactions


Bright House Systems to Charter
Comcast Systems to GreatLand Connections
Legacy Charter Systems
TWC Systems to Charter

Video Customers (in Millions)[1]	
Existing Charter	4.3
- Charter Swaps	1.6
+ Former TWC Assets	2.9
+ Bright House	2.0
= New Charter	7.6
+ GreatLand	2.5
= New Charter Owned/Serviced	10.1

With its state-of-the-art, well-operated and clustered assets, Bright House Networks ("BHN") will be a valuable part of the New Charter footprint and a key component of its growth strategy

1) Charter customer counts as of 12/31/2014 and include residential and commercial customers based on its reporting methodology. Former TWC assets, Bright House and GreatLand Connections, Inc. ("GreatLand Connections") as of 12/31/2014 , and based on respective TWC, Bright House and Comcast reporting methodologies, where there may be small definitional differences. Totals may not recalculate due to rounding.

Charter COMMUNICATIONS

6

bright house NETWORKS

The Charter Transformation
2011 2014 2014 PF
HD Channels <70 200+
% of Systems All-Digital 0% >98%
Minimum Internet Speed Offering 1Mbps 60Mbps
% of Internet Customers With 60+ Mbps 1% 80%+
Revenue $ 7.2B $ 9.1B $15.2B1)
Adjusted EBITDA $ 2.7B $ 3.2B $5.8B1)
Residential Video Customers Served 4.1M 4.2M 10.1M2)
Mass Marketing Efficiency (% of footprint) ~50% ~50% >95%2)
Charter transformed into an entity with greater scale and more efficient marketing and local service capabilities
Represents 2014 projected New Charter revenue of $11.424 billion and adjusted EBITDA of $4.442 billion as per page 79 of Charter’s DEF 14A filed on February 17, 2015 plus 2014 Bright House pro forma revenue of $3.759 billion and adjusted EBITDA of $1.374 billion. Adjusted EBITDA and pro forma adjusted EBITDA is defined on slide 19. Revenue and adjusted EBITDA do not consolidate GreatLand Connections financial results except for the 4.25% annual management fee paid by GreatLand Connections to Charter.
Includes owned and serviced video customers, pro forma for the Comcast and Bright House transactions.

7

Transaction Will Deliver Scale and Operating Benefits

Enhances Scale and Footprint	• 26.4 million passings and 10.1 million owned/serviced video customers[1)] • Adds attractive markets including Orlando and Tampa Bay, and fills in existing markets • Ability to leverage Charter's operating structure and platform investments
Accretive to Shareholders	• Purchase price = 7.6x[2)] 2014 pro forma BHN EBITDA; <7.0x incl. synergies and tax benefits • Integrating and operating Bright House within Charter structure, and the elimination of Time Warner Cable management fee more than offset programming dis-synergies • Transaction expected to be accretive to Charter shareholders
Innovative Structure	• Advance/Newhouse among the most successful long term cable investors • Liberty Broadband, led by John Malone and Greg Maffei, investing $700 million of new money at the Reference Price at closing • Governance structure designed to keep public shareholders as majority of Board and vote
Drives Strategic and Financial Flexibility	• De-levers balance sheet to pro forma net leverage of <4.0x[3)] at year end 2014 providing significant balance sheet flexibility at closing • Transaction structure enhances value of existing tax assets and creates new tax assets over time

1) Pro forma for Comcast and Bright House transactions and includes GreatLand Connections.
2) Based on a total consideration of $10.444 billion and 2014 pro forma Bright House EBITDA of $1.374 billion.
3) Calculated using YE 2014 gross debt ($23.4 billion) and FY 2014 Adjusted EBITDA ($5.8 billion) that are each pro forma for the Comcast and Bright House transactions. Including cash received from Liberty Broadband's exercise of its pre-emptive rights at closing, Charter pro forma net debt would total $22.7 billion, resulting in a year end 2014 pro forma leverage ratio of 3.9x.

Charter COMMUNICATIONS 8 bright house NETWORKS

Bright House Networks – A Flagship Cable Asset

Attractive Markets

- Largest cable operator in Tampa and Orlando (1.7 million video customers); both top 20 DMAs
- Florida systems benefit from growing populations, and attractive marketing and advertising dynamics
- Florida properties include local news channels BayNews 9, News 13 and Bright House Sports Network
- Nearly all remaining 0.3M video customers in systems adjacent to Charter owned/serviced systems, pro forma for Comcast transactions

Best in Class Infrastructure

- 99.5% of network ≥ 750MHz; first provider of all fiber Gigabit communities in Florida
- Highly standardized, converged metro, regional and backbone IP networks support all video, voice and Internet services for both residential and commercial applications
- Small average node size in Florida (~300 homes) supports continued demand for bandwidth
- Robust deployment of >45,000 Wi-Fi Access Points with continuing expansion

Successful Operating Performance

- BHN customer satisfaction scores among the highest in the industry
- 54% total customer relationship penetration and 39% residential triple-play penetration contributes to attractive cash flow profile
- Systems will offer significant customer growth and ARPU upside via application of Charter's packaging, pricing, product and all-digital strategy in high-growth markets
- Through its successful and longstanding partnership with Time Warner Cable, the Bright House team will bring significant expertise to the integration of assets into Charter

Charter COMMUNICATIONS
9
bright house NETWORKS

Bright House Networks – A Flagship Cable Asset
Residential Customer Data1)
In Millions 2013 2014
Video 2.0 2.0
Internet 1.9 1.9
Voice 1.1 1.1
Total Primary Service Units 5.0 5.0
Customer Relationships 2.4 2.4
Financials
In $ Billions 2013 2014
Revenue 3.6 3.8
Y/Y Growth 5% 6%
Pro forma Adj. EBITDA2) 1.3 1.4
Margin 36% 37%
Y/Y Growth n/a 5%
Pro Forma Capex 0.6 0.7
% of Revenue 17% 18%
Customer Penetration and Metrics
Penetration
Triple Play 39%
Video 46%
Internet 45%
Voice 25%
Res. Revenue per Res. Customer/Month: $110
Commercial
135K business customer relationships; 11% growth in
2014
2014 Commercial revenue growth: 19%
Based on Bright House reporting methodology.
Pro forma Adjusted EBITDA is defined on slide 19 and reconciled to net income on slide 21.

Christopher L. Winfrey
Executive Vice President and CFO

Consideration Paid to Advance/Newhouse = $10.4 Billion
$5.9 Billion of Common Units
34.3 million of Charter partnership common units exchangeable into New Charter common stock = $5.9 billion of value at the Reference Price
Represents 20.2% ownership in New Charter, as-if converted (19.9% fully diluted)
$2.5 Billion of Preferred Units
10.3 million preferred units, exchangeable into common units of the partnership at a 40% conversion premium = $2.5 billion of value
Represents 6.1% ownership in New Charter, as-if converted (6.0% fully diluted)
6% coupon; cash dividend of $150 million per year paid to A/N, assuming no conversion
Provisional call after 5 years if trading at greater than 130% of conversion price
New Charter has right of first offer on any transfer
$2.0 Billion of Cash
$2.0 billion of cash
New Charter not to assume any Bright House debt or pension liabilities
$10.4 billion in consideration = 7.6x1) pro forma EBITDA multiple; well below 7.0x incl. synergies and tax benefits
1) Based on a total consideration of $10.444 billion, divided by 2014E pro forma Bright House EBITDA of $1.374 billion.

Transaction Structure[1]

Structure and Ownership Pre/Post Conversion



Liberty Broadband
Public Market
Advance/ Newhouse
Pro Forma for Comcast Transactions2)
23.8%
76.2%
Pro Forma for Comcast and BHN Transactions3)
19.4%
54.4%
26.3%
New Charter
Charter
73.7%
33%4) + Management Service Agreement
GreatLand 2.5M Video Cust.
Charter Partnership
26.3%
Advance/ Newhouse
Charter 5.6M4) Video Cust.
Bright House 2.0M Video Cust.

Pro Forma Ownership

Public market:

- Will own 54.4% of New Charter once partnership units are converted and preemptive rights are exercised[3]

Liberty Broadband:

- Will own 19.4% of New Charter once partnership units are converted and preemptive rights are exercised[3]
- Will receive up to 6% vote proxy from Advance/Newhouse for most matters

Advance/Newhouse ("A/N"):

- Will own 26.3% of the partnership; Class B stock at New Charter provides as-if converted voting
- Common & preferred partnership units convertible into New Charter stock

1) Transaction subject to several conditions, including Charter shareholder approval, the expiration of Time Warner Cable's right of first offer for Bright House, the close of Charter's previously-announced transactions with Comcast and regulatory approval.
2) Ownership figures are pro forma for Comcast transactions and prior to A/N conversion of its common or preferred partnership units. On a fully diluted basis, Liberty Broadband's stake totals 23.4% and Public market stake totals 76.6%. Public market ownership includes estimated Comcast/TWC shareholder stake of 7.6% in New Charter in exchange for Charter stake in GreatLand Connections on a common shares basis ($1.6B of New Charter shares at the Reference Price.
3) Assumes A/N conversion of its common and preferred partnership units into New Charter equity, and Liberty Broadband exercise of its $700M pre-emptive rights at the Reference Price. Data may not total 100% due to rounding.
4) 5.6M video customers and equity stake in GreatLand Connections, are pro forma for Comcast transactions.

Charter COMMUNICATIONS
13
bright house NETWORKS

Pro Forma Ownership and Shares

Pro Forma Economic Ownership

	% Common + Preferred[1]	Fully Diluted
Charter Ex. Liberty Broadband	49.0%	49.6%
Liberty Broadband	19.4%	19.1%
Charter	68.3%	68.7%
CMCSA/TWC Shareholders	5.4%	5.4%
A/N Common	20.2%	19.9%
A/N Preferred	6.1%	6.0%
New Charter	100.0%	100.0%
Total A/N	**26.3%**	**25.9%**

Pro Forma Shares

	PF Shares (Millions)
Current Charter Shares[2]	112.0
Equity Issuance for Stake in GreatLand[3]	9.2
A/N Common Units (as if converted)	34.3
A/N Preferred Units (as if converted)	10.3
Liberty Preemptive of $700 Million	4.0
Shares Pre Dilution	**169.9**
Options / RSUs	2.2
Fully Diluted Charter Shares	**172.0**

1) Assumes full A/N conversion of its common and preferred partnership units into New Charter equity, and Liberty Broadband exercise of its $700 million pre-emptive rights at the Reference Price. Assumes Charter stake in GreatLand Connections is purchased for $1.6 billion with share issuance priced at the Reference Price. A/N stake of 26.3% represents economic ownership (common + preferred equity units as converted) before any proxy from A/N to Liberty Broadband. A/N partnership units receive governance rights reflecting its economic ownership in the partnership through a stapled class of B shares at New Charter.
2) Common shares outstanding as of December 31, 2014.
3) Assumes Charter stake in GreatLand Connections is purchased for $1.6 billion with share issuance priced at the Reference Price.

Charter COMMUNICATIONS
14
bright house NETWORKS

Transaction De-levers Charter, Driving Strategic Optionality

Pro Forma Debt and Leverage



2014 YE Leverage
4.4x[1)]
4.8x
3.9x[5)]
14.2[2)]
7.2[3)]
21.3[4)]
2.0
0.1
(0.7)
22.7
Debt Pre-Comcast Transactions
Comcast Transactions
Debt Post-Comcast Transactions
Bright House Transaction Debt
Fees/Other
Cash from Liberty Broadband Preemptive Rights
Pro Forma Net Debt

With a target leverage ratio of 4-4.5x (+/- 0.5x for strategic activity), pro forma Charter levered at 3.9x 2014 EBITDA will have excess debt capacity of ~$6 billion

1) Leverage is aggregate year end 2014 debt of $14.092 billion divided by 2014 Adjusted EBITDA of $3.190 billion. The leverage calculation does not reflect the leverage calculations pursuant to our indentures and credit agreements.
2) Includes $85 million of letters of credit; excludes $3.5 billion Term Loan G at unrestricted subsidiary, CCO Safari, LLC and $3.5 billion CCOH Safari, LLC notes.
3) Includes $3.5 billion Term Loan G at unrestricted subsidiary, CCO Safari, LLC and $3.5 billion CCOH Safari, LLC notes.
4) Totals may not recalculate due to rounding.
5) Based on $22.7 billion of 2014 net debt pro forma for the Comcast and Bright House transactions and includes the cash benefit from Liberty Broadband's exercise of its pre-emptive rights divided by $5.8 billion of Adjusted EBITDA pro forma for the Comcast and Bright House transactions.

Charter COMMUNICATIONS

15

bright house NETWORKS

Tax Assets are Preserved and Enhanced
Existing Tax Assets are Preserved and Enhanced
NPV of existing NOLs enhanced, as they will be applied to larger base of operating income
New Charter will not be subject to additional Section 382 limitations as a result of the transaction
Value of existing NOLs benefit Charter shareholders only, until A/N’s conversion of partnership units into
New Charter stock
New Charter should receive additional tax basis step-up upon A/N’s conversion of partnership units into New Charter stock
Tax Receivables Agreement Drives Additional Value
New Charter retains 50% of the cash tax savings value associated with the tax basis step-up received if and when A/N exchanges its partnership units for shares in New Charter
A/N compensated on 50% of the net cash tax savings value associated with the tax basis step-up received by Charter, on a with and without FIFO basis (similar to Comcast tax agreement which has first-in priority), as such benefits are used by Charter

Governance Structure
Board 13 directors at signing; Advance/Newhouse and Liberty Broadband each designate 3 directors
Representation Advance/Newhouse and Liberty Broadband representation tied to ownership/voting position: 3 and Structure designees for 20%, 2 for 15%, 1 for 5%
For 5 years after closing, A/N to grant Liberty Broadband a proxy, capped at 6%, giving Liberty
Broadband total voting power of 25.01%; proxy excluding votes on certain matters
Advance/Newhouse voting cap of 23.5%, increased 1:1, to max 35%, once Liberty Broadband
Proxy and ownership falls permanently below 15%
Voting Liberty Broadband voting cap greater of:
Greater of 25.01% and 0.01% above highest voting percentage of any other person and
23.5%, increased 1:1, to max 35%, once A/N ownership falls permanently below 15%
Liberty Broadband agrees to purchase $700 million of Charter shares at the Reference Price of
$173.00
Advance/Newhouse and Liberty Broadband generally receive preemptive rights to maintain
Preemptive their pro rata ownership
Rights
Liberty Broadband ownership capped at 26%. A/N capped at ownership percentage at closing
Liberty Broadband and Advance/Newhouse required to participate in any share repurchase at the respective acquisition cap, and transfer rights are restricted.

Appendix

Use of Non-GAAP Financial Metrics
The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITDA less capital expenditures, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income (loss) or cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is reconciled to net income (loss) and free cash flow is reconciled to net cash flows from operating activities in the appendix of this presentation.
Adjusted EBITDA is defined as net income (loss) plus net interest expense, income taxes, depreciation and amortization, stock compensation expense, loss on extinguishment of debt, (gain) loss on derivative instruments, net and other operating expenses, such as merger and acquisition costs, special charges and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or special items, and is unaffected by the Company’s capital structure or investment activities. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. These costs are evaluated through other financial measures.
Pro forma Adjusted EBITDA is adjusted EBITDA, adjusted to reflect only adjustments that are (i) directly attributable to the Comcast and Bright House transactions, (ii) factually supportable, and (iii) expected to have continuing impact on the combined results of pro forma Charter as permitted under regulation S-X.
Free cash flow is defined as net cash flows from operating activities, less purchases of property, plant and equipment and changes in accrued expenses related to capital expenditures.
Management and the Company’s Board use adjusted EBITDA and free cash flow to assess Charter’s performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the credit facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). For the purpose of calculating compliance with leverage covenants, we use adjusted EBITDA, as presented, excluding certain expenses paid by our operating subsidiaries to other Charter entities. Our debt covenants refer to these expenses as management fees which fees were in the amount of $69 million and $54 million for the three months ended December 31, 2014 and 2013, respectively, and $253 million and $201 million for the twelve months ended December 31, 2014 and 2013, respectively.
For a reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure, see slides 20 and 21.

GAAP Reconciliations
CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)
Last Twelve Months Ended December 31,
2014 2013 2012 2011
Actual Actual Actual Actual
Net loss $ (183) $ (169) $ (304) $ (369)
Plus: Interest expense, net 911 846 907 963
Income tax expense 236 120 257 299
Depreciation and amortization 2,102 1,854 1,713 1,592
Stock compensation expense 55 48 50 35
Loss on extinguishment of debt — 123 55 143
(Gain) loss on derviative instruments, net 7 (11) — -
Other, net 62 47 16 12
Adjusted EBITDA(1) 3,190 2,858 2,694 2,675
Less: Purchases of property, plant and equipment (2,221) (1,825) (1,745) (1,311)
Adjusted EBITDA less capital expenditures $ 969 $ 1,033 $ 949 $ 1,364
(1) Adjusted EBITDA is defined as net loss plus net interest expense, income taxes, depreciation and amortization, stock compensation expense, loss on extinguishment of debt, (gain) loss on derivative instruments, net, and other operating expenses, such as merger and acquisitions costs, special charges and (gain) loss on sale or retirement of assets . As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our businesses as well as other non-cash or non-recurring items, and is unaffected by our capital structure or investment activities .
The above schedules are presented in order to reconcile adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure in accordance with
Section 401(b) of the Sarbanes -Oxley Act.

GAAP Reconciliations
BRIGHT HOUSE NETWORKS, LLC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)
Last Twelve Months Ended December 31,
2014 2013
Actual Actual
Net income per audited financials $ 751 $ 719
Plus: Interest expense, net 38 42
Depreciation and amortization 416 386
Stock compensation expense 5 10
Other, net (2) (25)
EBITDA per Audited Financials 1,208 1,132
S-X Pro Forma Adjustments
Plus: Cap Labor 112 104
Expenses related to pension and other items not included in transaction 54 70
S-X Pro forma EBITDA $ 1,374 $ 1,306

Bright House Networks Financial and Customer Information
In $ Billions 2013 2014
Revenue 3.6 3.8
Y/Y Growth 5% 6%
Pro forma EBITDA1) 1.3 1.4
Margin 36% 37%
Y/Y Growth n/a 5%
Pro forma Capex 0.6 0.7
% of Revenue 17% 18%
In Millions, unless otherw ise noted
Residential PSUs
Video 2.0 2.0
Internet 1.9 1.9
Voice 1.1 1.1
Total Primary Service Units 5.0 5.0
Res. Customer Relationships 2.4 2.4
Commercial Customer Relationships (000) 121 135
1) Pro forma Adjusted EBITDA is defined on slide 19 and reconciled to net income on slide 21.

Illustrative Pro Forma Charter Debt Structure
(in millions)
(in millions) As of December 31, 2014 Leverage ratio
1st Lien bank debt due 2018-2021 $3,742
Other CCO debt1) 883
Total CCO Debt 4,625 1.4x
7.25% Senior Notes due 2017 1,000
7.00% Senior Notes due 2019 1,400
8.125% Senior Notes due 2020 700
7.375% Senior Notes due 2020 750
5.25% Senior Notes due 2021 500
6.50% Senior Notes due 2021 1,500
6.625% Senior Notes due 2022 750
5.250% Senior Notes due 2022 1,250
5.125% Senior Notes due 2023 1,000
5.75% Senior Notes due 2023 500
5.75% Senior Notes due 2024 1,000
Minority Interest, net of intercompany note from CCO2) (284)
Total CCOH Debt 10,066
Total Debt through CCOH 14,691
Intercompany eliminations3) (514)
Charter Communications, Inc. Debt $14,177 4.4x 4)
CCOH Safari, LLC Debt (5.50% Senior Notes due 2022 and 5.75% Senior Notes due 2024) $3,500
CCO Safari, LLC Debt (Bank debt due 2021) (Unrestricted subsidiary) $3,500
Add’l net debt to be issued to finance Comcast Transactions $175
New Charter Communications, Inc. Debt—PF for Comcast Transactions $21,352 4.8x 5)
Debt to Finance Bright House Acquisition $2,100
Less Cash Received from Liberty Broadband Exercise of Its Preemptive Rights ($700)
New Charter Communications, Inc. Net Debt $22,752 3.9x 6)
Includes $798M of intercompany notes and $85M in letters of credit and capital leases. Intercompany loan balances consolidate out at the applicable entities as follows: $47M owed by CCO to Charter Communications Holding Company, LLC, $279M owed by CCO to CCH II and $472M owed by CCO to CCOH. Excludes Term Loan G at unrestricted subsidiary, CCO Safari, LLC.
For CCOH, consists of $188M of minority interest of CC VIII (the “Liquidation Preference”), an indirect subsidiary of CCO, held by CCH I, LLC and Charter, less $472M owed by CCO to CCOH. The Liquidation Preference is included in the leverage calculation shown for CCOH. The CCO leverage calculation shown is consistent with the CCO Credit Facility and excludes the Li quidation Preference and excludes senior unsecured notes at CCOH Safari LLC.
Includes $279M of intercompany notes from CCO to CCH II, $47M of intercompany notes from CCO to Charter Communications Holding Company, LLC and elimination of the Liquidation Preference.
Calculated using aggregate principal amount of debt at 12/31/14 divided by LTM 4Q14 Adjusted EBITDA of $3,190M.
Calculated using New Charter Communication, Inc. debt – PF for Comcast transactions, divided by 2014 projected New Charter Adjusted EBITDA of $4,442M as per page 79 of Charter’s DEF 14A filed on February 17, 2015.
Calculated using aggregate principal amount of debt at 12/31/14, including CCOH Safari and CCO Safari debt and the incremental debt (estimated at $2.1B) to be issued to consummate the Bright House Networks transaction, less $700M in cash received from Liberty Broadband exercise of its preemptive rights, divided by projected 2014 New Charter pro forma Adjusted EBITDA of $4,442M and Bright House pro forma Adjusted EBITDA of $1,374M.

Good morning,

I want to officially share with you some exciting news. Today Charter has announced that it has reached an agreement to purchase Bright House Networks. The transaction, which is contingent upon several conditions including regulatory approvals and the close of Charter’s previously announced transaction with Comcast, will add an additional two million video customers to Charter. Post transaction, Charter will own and service systems serving a total of more than 10 million customers. This transaction will provide Charter systems in additional markets, such as Orlando and Tampa Bay, and systems that will be contiguous in Alabama, Indiana and Michigan, as well as Bakersfield, California.

Success in both the short and long term will be dependent on our continued focus on providing our customers with excellent products and service at a tremendous value. We have made significant progress over the past few years, and by remaining focused we continue to have a very bright future.

Best regards,

Tom Rutledge

President and Chief Executive Officer

Panorama

Article:

Charter has reached an agreement to purchase Bright House Networks. The transaction, which is contingent upon several conditions including regulatory approvals and the close of Charter’s previously announced transaction with Comcast, will add an additional two million video customers to Charter. Post transaction, Charter will own and service systems serving a total of more than 10 million customers. This transaction will provide Charter systems in additional markets, such as Orlando and Tampa Bay, and systems that will be contiguous in Alabama, Indiana and Michigan, as well as Bakersfield, California.

“Success in both the short and long term will be dependent on our continued focus on providing our customers with excellent products and service at a tremendous value,” said Tom Rutledge, President and Chief Executive Officer. “We have made significant progress over the past few years, and by remaining focused we continue to have a very bright future.”

Transaction Resource Milestone:

•	March 31, 2015 – Charter reaches agreement to purchase Bright House Networks, contingent upon regulatory approvals the close of the Comcast transaction.